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                                     BYLAWS

                                       OF

                               CASCADE CORPORATION

                         (AS AMENDED FEBRUARY 11, 1999)

                                    ARTICLE I

                            NAME AND PRINCIPAL OFFICE

     Section 1. The Name of this corporation is CASCADE CORPORATION, organized and existing under the laws of the State of Oregon.

     Section 2. The principal office and place of business of the Company shall be located at Portland, Oregon. The Company may have offices and places of business at such other places, within or without the State of Oregon, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                 CORPORATE SEAL

     The seal of the Company shall be an impression stamp with the following inscription: CASCADE CORPORATION - Oregon - Corporate Seal. An impression of said seal so adopted is as shown below.

                                   ARTICLE III

                                  SHAREHOLDERS

     Section 1. The annual meeting of the shareholders shall be held on the second Thursday in May of each year (except the second Tuesday in May of 1997) at the principal office of the Company in Portland, Oregon at 10:00 a.m., when the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

     Section 2. Special meetings of the shareholders of the Company shall be called by the Secretary on the request of the Chairman or on the request in writing of three Directors, or on demand in writing by shareholders of record holding not less than


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one-tenth of all shares entitled to vote at such meeting.

     Section 3. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder concerned at his address as it appears on the stock books of the Company, with postage thereon prepaid.

                                   ARTICLE IV

                                   COMMITTEES

     Section 1. There are hereby established as committees of the Board of Directors an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which shall have the powers and functions set forth herein, and such additional powers as may be delegated by the Board of Directors. The size and membership of the committees shall be determined by the Board of Directors, and, in the case of the Audit and Compensation Committees, shall be composed solely of Directors independent of management.

     Section 2. The Audit Committee shall select, on behalf of the Company, independent public accountants to (1) audit the books of account and other Corporate records; and (2) perform such other duties as the Committee may from time to time prescribe. The Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The Committee shall confer with such accountants and approve the scope of the audit of the records. The Committee shall have the power to confer with and direct the officers of the Company to the extent necessary to review the internal controls, accounting practices, financial structure and reporting of the Company. From time to time, the Committee shall report to and advise the Board of Directors concerning the results of its consultation and review such other matters as the Committee believes merit review by the Board of Directors.

     Section 3. The Compensation Committee shall fix the compensation of members of the Board of Directors who are officers and other members of senior management.

     Section 4. The Nominating and Governance Committee shall consider and make recommendations to the Board of Directors with respect to the management


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of the Company and the nominations or elections of directors and officers of the
Company. The Committee from time to time shall consider the size and composition of the Board of Directors and make recommendations to the Board with respect to such matters.

                                    ARTICLE V

                                    DIRECTORS

     Section 1. The business and affairs of the Company shall be managed by a Board of not less than nine, nor more than fourteen Directors. Each Director shall be a Shareholder of the Company and, at the time of election, shall be under the age of 70 (Directors serving as of February 11, 1999, are exempt from the age limitation). A Director who ceases to be a Shareholder in the Company shall likewise cease to be a Director. Commencing with the 1999 Annual Meeting of Shareholders, nominees for election to the Board of Directors shall be divided into three groups. The terms of Directors in Group 1 expire at the first Annual Shareholders' meeting after their election, the terms of Group 2 expire at the second Annual Shareholders Meeting after their election, and the terms of Group 3 expire at the third Annual Shareholders' Meeting after their election. At each Annual Shareholders' Meeting held thereafter, Directors shall be chosen for a term of three years, to succeed those whose terms expire. Each Director shall hold office until his or her successor has been elected and qualified.

     Section 2. Any vacancy occurring in the Board of Directors, including any Directorship to be filled by reason of an increase in the number of Directors, may be filled by the affirmative vote of the majority of the remaining Directors, though less than a quorum, of the Board of Directors. Any Director so elected shall serve until the next annual meeting of shareholders and until his successor has been elected and has qualified.

     Section 3. A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If any meeting of the Directors cannot be organized for want of a quorum, a majority of the Directors there present may adjourn the meeting from time to time without notice until a quorum shall attend.

     Section 4. The Board of Directors may appoint an Executive Committee consisting of the President and not less than two other officers of the Company, to coordinate the Company's operations and to exercise general supervision over all the property, business and affairs of the Company. The President shall preside over the Executive Committee, which shall be subject to the authority of the Board of Directors and the President.


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     Section 5. Immediately after each annual election of Directors, the newly elected Directors shall meet for the purpose of organization, the election of officers of the Board of Directors and the transaction of other business. No notice of such meeting shall be required, and the meeting shall be held at the same place as the shareholders' meeting unless otherwise designated by the Chairman.

     Section 6. Special meetings of the Board of Directors shall be called by the Secretary, when he is requested to do so by the Chairman, upon two days' notice to each Director. Special meetings shall be called in like manner on the request of the majority of the members of the Board. Such notice may be by telephone, telegraph or mail. Special meetings of the Directors may be held at one time and at any place, without notice, when all members of the Board are present and consent thereto. The Board of Directors shall meet at such places, either within or without the State of Oregon, as may be designated in the notice of the meeting. Any business authorized or required to be transacted by the Directors may be transacted at any special meeting.

                                   ARTICLE VI

                     COMPENSATION OF DIRECTORS AND OFFICERS

     No officer or Director of the Company shall be entitled to any salary or other compensation for any services rendered the Company, except when fixed or otherwise authorized and approved by resolution of the Board of Directors, or when services are rendered as a consultant to the Corporation under compensation arrangements approved by the Board of Directors or the President.

                                   ARTICLE VII

                                    OFFICERS

     Section 1. The officers of the Company shall include a Chairman, a President, one or more Vice Presidents as may from time to time be deemed advisable by the Board of Directors, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors.

     Section 2. In case of the absence of any officer of the Company, or for any other reason that may seem sufficient to the Board, the Board of Directors may delegate his powers and duties to any other officer or to any Director.

     Section 3. In addition to the specific duties set forth below, the officers shall have such other authorities and perform such other duties as may elsewhere in these Bylaws be required of them or that may be usual for their officers or that may be


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designated by resolution of the Board of Directors.

                                  ARTICLE VIII

                                    CHAIRMAN

     The Chairman shall preside at all meetings of the shareholders and Directors; he shall be the inspector of all elections of Directors and certify who are elected; he shall also act as inspector of the voting on any other matter or resolution unless the meeting appoints special inspectors for such purposes. The Chairman may also represent the company in any manner requested by the Board of Directors or the President.

                                   ARTICLE IX

                                    PRESIDENT

     Section 1. The President shall be the chief executive officer and head of the Company and shall have the general control of its business affairs.

     Section 2. The President may sign, on behalf of the Company, all deeds, contracts and promissory notes, unless otherwise expressly directed by the Board of Directors, and shall have general supervision over all the property, business and interests of the Company as well as over its officers, employees and agents.

     Section 3. The President shall make annual reports showing the condition of the affairs of the Company, making such recommendations as he thinks proper, submitting the same to the Board of Directors, and subsequently, to the annual meeting of the shareholders; and he shall, from time to time, bring before the Directors such information as may be required touching upon the business and property of the Company.

                                    ARTICLE X

                                    SECRETARY

     The Secretary shall issue all notices of Directors' and shareholders' meetings, shall have the charge of the corporate seal and the Company's stock and minute books, shall countersign all certificates of stocks, bonds, deeds, mortgages and other documents requiring the seal of the Company, shall affix the corporate seal to all such documents, shall prepare and issue all certificates of stock and register and record


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the same in the stock books and shall properly record therein all transfers, shall produce the stock books whenever required to do so by any shareholder, and shall prepare and submit at every meeting of the shareholders a certified list of the shareholders of the Company and of those shareholders entitled to vote at such meeting, which list shall be prima facie evidence of the right to vote. The Board of Directors may designate one or more Assistant Secretaries to carry out the duties of the Secretary until such vacancy is regularly filled as required.

                                   ARTICLE XI

                                    TREASURER

     The Treasurer shall have custody of all funds, securities and other valuables of the Company that may come into his possession and he shall deposit the same to the credit of the Company in such banks or depositories as the Board of Directors may designate. He shall bring to the attention of the Board of Directors any and all measures which in his judgment are necessary and proper to be taken for the preservation and renewal of securities in his custody and for the enforcement of the rights secured thereby and shall render a statement of the accounts of the Company whenever required by the Board of Directors.

                                   ARTICLE XII

                                      STOCK

     Section 1. Certificates of stock, on a form to be approved by the Board of Directors, shall be signed by the Chairman, President or any Vice President, and by the Secretary or an Assistant Secretary, and shall have affixed thereto the corporate seal. Each certificate shall be numbered in order and shall show on the face thereof the name of the Company, that it is organized under the laws of the State of Oregon, the name of the person to whom it is issued, the class and number of shares represented thereby and the par value of the shares. A stock book shall be maintained by the Secretary, in which he shall record the name of each shareholder, the number, certificate number and class of shares held by him, the dates or issuance and the dates of any transfers of stock.

     Section 2. Shares of stock of the Company shall be transferable only on its books by the holder thereof in person, or by his attorney duly authorized thereto in writing, and upon the surrender and cancellation of certificates therefor duly endorsed.

     Section 3. In case of the loss or destruction of a certificate, another may be issued in its place upon proof of such loss or destruction satisfactory to the


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Board of Directors and the giving of such bond or indemnity or other security as the Board of Directors may require.

                                  ARTICLE XIII

                                 INDEMNIFICATION

     The Company shall indemnify any Director, officer or employee or former Director, officer or employee of the Company, or any person who may have served at its request as a Director, officer or employee of another corporation, partnership, joint venture, or other enterprise, against expenses (including attorneys fees) judgments, fines and amounts paid in settlement, actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding whether civil, criminal or administrative in which he is made a party by reason of being or having been such Director, officer or employee. Such indemnification shall not be deemed exclusive of any other rights to which such Director, officer or employee may be entitled.

     The Company shall also have the authority to indemnify any agent of the Company or any Trustee acting on behalf of the Company to the fullest extent possible under the Oregon Business Corporation Act.

                                   ARTICLE XIV

                                   ASSESSMENTS

     A holder of or subscriber to shares of the capital stock of the Company shall be subject to assessment therefor by the Board of Directors to the extent, in the aggregate, of the unpaid portion of the subscription price of the shares so held or subscribed, except as may be limited by law.

                                   ARTICLE XV

                                    DIVIDENDS

     Dividends shall be declared by the Board of Directors in such form, in such amounts and at such times as the Board of Directors in its sole discretion shall determine, subject only to the requirements of law, and no dividends shall be paid or other distribution of earnings made except as directed by the Board of Directors.


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                                   ARTICLE XVI

                    SIGNING OF CONTRACTS, CHECKS, NOTES, ETC.

     In addition to the authority granted to the President by Article VIII,
Section 2, the Board of Directors may, by resolution, at any time direct in what manner and by what person or persons, officer or officers all or any of its contracts, checks, notes, bonds, other evidences of indebtedness or other written instruments may be executed, and any such authorized execution shall be deemed the act of the Company.

                                  ARTICLE XVII

                                NOTICE AND WAIVER

     Section 1. Whenever notice is required to be given to any shareholder or Director, and such notice is given be mail, the time of the giving of such notice shall be deemed to be the time when the same shall be deposited in the United States mail addressed to the shareholder or Director at his address as it appears on the official records of the Company, with postage thereon prepaid.

     Section 2. Whenever any notice is required to be given to any shareholder or Director of the Company, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated in such notice, shall be equivalent to the giving of such notice to that person or persons.

                                  ARTICLE XVIII

                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors by a vote of the majority of the Directors present at such meeting.


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